Exhibit 99.2

AMENDMENT
TO
EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to Executive Employment Agreement (this “Amendment”), dated as of May 23, 2014, amends that certain Executive Employment Agreement, dated as of April 25, 2013 (the “Agreement”) between FlexPower Generation, Inc., a Delaware corporation now known as Ener-Core Power, Inc. (the “Subsidiary”), and Alain J. Castro (“Executive”), which Agreement and the obligations of the Subsidiary thereunder has been assumed by Ener-Core, Inc., a Nevada corporation (the “Company”).  The Company and Executive are each referred to individually as a “Party,” and collectively as the “Parties”.  All capitalized terms used herein but not otherwise defined shall have the same meaning as set forth in the Agreement.

WHEREAS, Executive has notified the Company of his intention to participate in the Company’s voluntary wage reduction plan (the “Reduction Plan”) available to all of its employees, whereby the Company will issue option under the Company’s 2013 Equity Award Incentive Plan, to purchase up to fifteen (15) shares of the Company’s common stock, par value $0.0001 per share to each employee participating in the Reduction Plan in exchange for each One Dollar ($1.00) that such employee voluntarily foregoes under the Reduction Plan (such options collectively the “Options”); and

WHEREAS, the Parties wish to, as of the May 1, 2014 (the “Effective Date”), amend the Agreement as set forth herein in connection with the foregoing intention of Executive.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.           Amendments to Section 3(a) of the Agreement.

1.1	From and after the Effective Date until July 31, 2014 (the “Resumption Date”), Section 3(a) of the Agreement is amended and restated in its entirety as follows:

“(a)           Base Salary. During the Employment Term, the Company will pay Executive as compensation for Executive’s services a base salary at rate of $10,000 per month for a total base salary of $120,000 per year (which salary may be increased but not decreased by the Board in its sole discretion) (the “Base Salary”). The Base Salary will be paid in regular installments in accordance with the Company’s normal payroll practices, subject to applicable deductions and withholdings. The first and last payment will be adjusted, if necessary, to reflect a commencement or termination date other than the first or last working day of a pay period.”

1.2	From and after the Resumption Date, Section 3(a) of the Agreement is further amended and restated in its entirety as follows:

“(a)           Base Salary. During the Employment Term, the Company will pay Executive as compensation for Executive’s services a base salary at rate of $16,666.67 per month for a total base salary of $200,000 per year (which salary may be increased but not decreased by the Board in its sole discretion) (the “Base Salary”). The Base Salary will be paid in regular installments in accordance with the Company’s normal payroll practices, subject to applicable deductions and withholdings. The first and last payment will be adjusted, if necessary, to reflect a commencement or termination date other than the first or last working day of a pay period.”

Amendment to Executive Employment Agreement

2           Full Force and Effect. From and after the Effective Date, all references herein and in the Agreement shall mean the Agreement, as amended by the amendments set forth in this Amendment, such that the changes and amendments to the Executive’s roles, rights and responsibilities take effect from such date through the end of the Employment Period.  Except as specifically amended hereby, the Agreement shall remain unchanged and in full force and effect.

3           Acknowledgment.  The Executive hereby acknowledges that the changes to his compensation contemplated herein were initiated at his request in connection his voluntary participation in the Reduction Plan, and acknowledges and agrees that the determination by the Company of the number of Options issuable to him in connection therewith shall be conclusive and issued pursuant to such terms and conditions as set forth in an agreement to be entered into between the Company and Executive.

4           Conflicting Terms.  In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

5           Entire Agreement.  The Agreement, as amended hereby, constitutes the full and entire understanding and agreement between the Parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties.

6           Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  A facsimile or .pdf copy of a signature of a party will have the same effect and validity as an original signature.

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Amendment to Executive Employment Agreement

Company :

Ener-Core, Inc.

By:	/s/ Kelly Anderson
Name:	Kelly Anderson
Title:	Chief Financial Officer

EXECUTIVE:

/s/ Alain J. Castro
Alain J. Castro

Signature Page to Amendment to Executive Employment Agreement